EXHIBIT 4.3

CROSS-REFERENCE TABLE

Trust Indenture Act Section	Indenture Section
310 (a)(1)	6.09
(a)(2)	6.09
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	6.09; 6.10(d)(2)
(b)	6.05; 6.08; 6.09; 6.10
(c)	Not Applicable
311 (a)	6.05; 6.13
(b)	6.05; 6.13
(c)	Not Applicable
312 (a)	7.01; 702(a)
(b)	7.02(b)
(c)	7.02(c)
313 (a)	7.03
(b)	7.03
(c)	1.05; 7.03
(d)	7.03
314 (a)	1.05; 7.04
(b)	Not Applicable
(c)(1)	1.02
(c)(2)	1.02
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.02
(f)	Not Applicable
315 (a)	6.01; 6.03(c); 6.03(h)
(b)	6.02; 6.03
(c)	6.01; 6.03
(d)	6.03
(e)	5.14
316 (a)	1.01
(a)(1)(A)	5.02; 5.12
(a)(1)(B)	5.13
(a)(2)	Not Applicable
(b)	5.08
(c)	5.13; 9.07
317 (a)(1)	5.03
(a)(2)	5.04
(b)	3.15
318 (a)	1.07; 9.05
(c)	1.07; 9.05

Note:	This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.